Exhibit 31.3

Certification

I, Michael G. Hutchinson, certify that:

1.	I have reviewed this amendment number one to the Form 10-K of Westmoreland Coal Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018	/s/ Michael G. Hutchinson
Name: Michael G. Hutchinson
Title: Interim Chief Executive Officer
(Principal Executive Officer)